Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GS ACQUISITION HOLDINGS CORP II

Pursuant to Sections 228 and 242 of the General

Corporation Law of the State of Delaware

GS Acquisition Holdings Corp II, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, each share of the Corporation’s Class B Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Class B Common Stock”) shall automatically, without further action on the part of the Corporation or any stockholder of the Corporation, be reclassified as, and subdivided and converted into, five-thousand (5,000) validly issued, fully paid and nonassessable shares of Class B Common Stock, par value $0.0001 per share (the “New Class B Common Stock”), authorized by Article FOURTH of the Corporation’s Certificate of Incorporation (the “Stock Split”). The conversion of the Old Class B Common Stock into New Class B Common Stock will be deemed to occur at the Effective Time, regardless of when any certificates representing shares of Old Class B Common Stock are surrendered. Each certificate that immediately prior to the Effective Time represented shares of Old Class B Common Stock shall thereafter represent that number of shares of New Class B Common Stock into which the shares of Old Class B Common Stock represented by such certificate shall have been converted pursuant to this Certificate of Amendment. After the Effective Time, each holder of record of shares of Old Class B Common Stock shall be entitled to receive, upon surrender of the certificate(s) representing the shares of Old Class B Common Stock held by such holder immediately prior to the Effective Time, in such form and accompanied by such documents, if any, as may be prescribed by the Corporation, a new certificate or certificates representing the number of shares of New Class B Common Stock of which such record owner is entitled after giving effect to the Stock Split.

SECOND: The first paragraph of Article FOURTH of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“FOURTH. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation shall have authority to issue is 525,000,000, of which (a) 520,000,000 shares shall be common stock, including (i) 500,000,000 shares of Class A common stock (the “Class A Common Stock”), (ii) 20,000,000 shares of Class B common stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) and (b) 5,000,000 shares shall be preferred stock (the “Preferred Stock”).”

THIRD: The foregoing was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this 17th day of April, 2020.

GS ACQUISITION HOLDINGS CORP II

By:	/s/ Tom Knott
	Name:	Tom Knott
	Title:	Authorized Officer

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GS ACQUISITION HOLDINGS CORP II

Pursuant to Sections 228 and 242 of the General

Corporation Law of the State of Delaware

GS Acquisition Holdings Corp II, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment to the Corporation’s Certificate of Incorporation filed with the Secretary of State on April 17, 2020 (the “Certificate of Incorporation”) pursuant to the General Corporation Law of the State of Delaware, each share of the Corporation’s Class B Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Class B Common Stock”) shall automatically, without further action on the part of the Corporation or any stockholder of the Corporation, be reclassified as, and subdivided and converted into, seven (7) validly issued, fully paid and nonassessable shares of Class B Common Stock, par value $0.0001 per share (the “New Class B Common Stock”), authorized by Article FOURTH of the Certificate of Incorporation (the “Stock Split”). The conversion of the Old Class B Common Stock into New Class B Common Stock will be deemed to occur at the Effective Time, regardless of when any certificates representing shares of Old Class B Common Stock are surrendered. Each certificate that immediately prior to the Effective Time represented shares of Old Class B Common Stock shall thereafter represent that number of shares of New Class B Common Stock into which the shares of Old Class B Common Stock represented by such certificate shall have been converted pursuant to this Certificate of Amendment. After the Effective Time, each holder of record of shares of Old Class B Common Stock shall be entitled to receive, upon surrender of the certificate(s) representing the shares of Old Class B Common Stock held by such holder immediately prior to the Effective Time, in such form and accompanied by such documents, if any, as may be prescribed by the Corporation, a new certificate or certificates representing the number of shares of New Class B Common Stock of which such record owner is entitled after giving effect to the Stock Split.

SECOND: The first paragraph of Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“FOURTH. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 555,000,000, consisting of (a) 550,000,000 shares of common stock, including (i) 500,000,000 shares of Class A common stock (the “Class A Common Stock”) and (ii) 50,000,000 shares of Class B common stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), and (b) 5,000,000 shares of preferred stock (the “Preferred Stock”).”

THIRD: The foregoing was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this 11th day of June, 2020.

GS ACQUISITION HOLDINGS CORP II

By:	/s/ Tom Knott
	Name:	Tom Knott
	Title:	Authorized Officer